                                                                    EXHIBIT 23.1
                                                                    ------------


SIMONTON, KUTAC
& BARNIDGE, L.L.P.
Certified Public Accountants/Consultants to Business
909 Fannin, Suite 2050, Houston, Texas 77010-1007


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 21, 1997, relating to the consolidated financial statements of Diagnostic Health Services, Inc. (the "Company") for the years ended December 31, 1996 and 1995, which appears on page F-1 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Simonton, Kutac & Barnidge, L.L.P.
--------------------------------------
Simonton, Kutac & Barnidge, L.L.P.


Houston, Texas
October 31, 1997